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                                                                    EXHIBIT 23.1


                           MAGGART & ASSOCIATES, P.C.
                          Certified Public Accountants
                            150 FOURTH AVENUE, NORTH
                                   SUITE 2150
                        NASHVILLE, TENNESSEE 37219-2417
                            Telephone (615) 252-6100
                            Facsimile (615) 252-6105



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-32442) pertaining to the Wilson Bank Holding Company 1999 Stock Option Plan and the Registration Statement (Form S-3, No. 333-81984) pertaining to the Wilson Bank Holding Company Dividend Reinvestment Plan of our report dated January 10, 2003, with respect to the consolidated financial statements of Wilson Bank Holding Company included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                        /s/ MAGGART & ASSOCIATES, P.C.
                                        ----------------------------------------
                                        MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee
March 25, 2003